UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 19, 2006
Date of Report (Date of earliest event reported)
THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	942615258

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)
(415) 278-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 19, 2006, The Gymboree Corporation (the “Company”) and Lisa M. Harper, Chairman and Chief Creative Officer of the Company, entered into a Retirement Agreement (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Ms. Harper retired and resigned as an employee, Chief Creative Officer, Chairman of the Board and director of the Company, effective as of July 20, 2006.
     Under the Retirement Agreement, Ms. Harper is entitled to receive a one-time lump sum payment of $1,161,000, less applicable withholding and deductions, payable within ten business days after the six-month anniversary of the Effective Date of the Retirement Agreement (as defined therein). In addition, unvested options to purchase shares of the Company’s common stock that would have vested on or before June 30, 2007, have accelerated and will become exercisable after July 28, 2006. All other unvested options to purchase shares of the Company’s common stock held by Ms. Harper are cancelled as of the Effective Date of the Retirement Agreement. The Retirement Agreement also amends certain stock option agreements with Ms. Harper to extend the post-termination exercise period from thirty to ninety days after July 20, 2006. Under the Retirement Agreement, Ms. Harper is also entitled to receive the Company’s standard insurance benefits until August 31, 2006, and will thereafter be eligible to receive continuation of benefits pursuant to COBRA. The Retirement Agreement also contains other customary provisions, including a general release by Ms. Harper of all claims against the Company and its affiliates.
     The foregoing summary of the Retirement Amendment is qualified in its entirety by the terms of the Retirement Agreement, which is attached hereto as Exhibit 10.74 and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On July 20, 2006, Lisa M. Harper retired and resigned as a member of our Board of Directors.
Item 8.01 Other Events.
     On July 20, 2006, Matthew K. McCauley, the Company’s Chief Executive Officer was named Chairman of the Board and John Pound, one of the Company’s directors, was designated Lead Director for the independent directors.
     The Company issued a press release on July 20, 2006 announcing the retirement of Ms. Harper and Mr. McCauley’s and Mr. Pound’s appointment as Chairman of the Board and Lead Director, respectively. The Company’s press release is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.74	Retirement Agreement between The Gymboree Corporation and Lisa Harper dated July 20, 2006.

99.1	Press release of The Gymboree Corporation issued July 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: July 24, 2006	By:	/s/ MATTHEW K. MCCAULEY

Name: Matthew K. McCauley
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.74	Retirement Agreement between The Gymboree Corporation and Lisa Harper dated July 20, 2006.

99.1	Press release of The Gymboree Corporation issued July 20, 2006.